June 2021 Presentation Exhibit 99.1

Investor Presentation – May 20211 Disclaimer This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Investment Highlights

New Vintage Net Lease Portfolio with Strong External Growth Potential Creates a Compelling Investment Opportunity

Highlight	Metric	Metric
Newly Assembled Portfolio of Single-Tenant Net Lease Properties with Long Duration Leases and Solid Unit-Level Rent Coverage	14.3 Years of Weighted Average Lease Term (WALT)[1]	3.0x Unit-Level Rent Coverage[1]
Experienced Senior Management Team with Track Record of Growing and Managing Public Net Lease Companies to Significant Scale	60+ Years of Collective Net Lease Experience	$3.0B of Undepreciated Total Gross Assets[5]
Small-Scale, Single-Tenant Properties Leased to Service-Oriented and Experienced-Based Businesses	95% Service and Experiential Cash ABR[2]	$2.2mm Average Investment Per Property
Disciplined and Proven Investment Strategy Targeting Growth via Sale-Leaseback Transactions with Middle-Market Companies	84.4% Internally-Originated Sale-Leasebacks[2,3]	~$171mm Average Quarterly Investment Activity[4]
Balance Sheet Positioned to Fund External Growth Opportunities While Maintaining Conservative Long-Term Leverage Profile	4.1x Pro Forma Net Debt-to-Adjusted Annualized EBITDAre[5]	31% Pro Forma Debt-to-Undepreciated Gross Assets[5]

1. As of March 31, 2021.
2. Based on cash ABR as of March 31, 2021.
3. Exclusive of Initial Portfolio.
4. Average quarterly investment activity represents the trailing eight quarter average as of March 31, 2021.
5. Pro forma adjustments have been made to our March 31, 2021 balance sheet to reflect the impact of our April 2021 follow-on offering, which raised $185.5 million of net proceeds.

2 Investor Presentation – May 2021 ESSENTIAL PROPERTIES

Executive Summary

With a Stabilized Portfolio and Well Positioned Balance Sheet, We Continue to Execute Our External Growth Strategy

2Q'21 Update	• **Guidance and Dividend:** 2021 AFFO/sh guidance range raised to $1.24-$1.28 from $1.22-$1.26 and quarterly dividend for 2Q'21 increased 4.2% to $0.25/sh • **2Q'21 and Probable Investment Activity:** Completed ~$124mm[1] of QTD investments at a 7.0% cash yield with another ~$103mm under PSA and ~$143mm under LOI • **Differentiated Investment Approach:** Our closed and probable[2] investments are 64% sale-leaseback, 84% master leased and 97% prior relationship-based
Well Positioned Balance Sheet	• **Low Leverage:** Pro forma[3] 1Q'21 Net Debt / Annualized Adjusted EBITDA*re* was 4.1x • **Strong Liquidity:** Pro forma[3] liquidity is $492mm, which includes $400mm of capacity on our unsecured credit facility and $92 million of available cash

Stable Net Lease Portfolio	• **Collection Update:**
	  • **April:** Collected 98% of ABR[4] with another 1% of recognized deferrals
	  • **May:** Collected 99% of ABR[4] with another <1% of recognized deferrals
	• **Occupancy Update:** Our portfolio was 99.5% leased with only six vacant properties[1]
	• **De-Minimis Near-Term Expirations:** <1% and <5% of ABR expires through 2023 and 2025, respectively

1. As of June 4, 2021.
2. Probable references investments that are under PSA (including investments subject to sign and close agreements) and under LOI.
3. Pro forma adjustments have been made to reflect the impact of our April 2021 follow-on offering, which raised $185.5 million of net proceeds.
4. Ratios are based on percentage of Cash ABR as of June 4, 2021.

3 Investor Presentation – May 2021 ESSENTIAL PROPERTIES

Investor Presentation – May 20214 Service-Oriented & Experience-Based Industries Sale-Leaseback Transactions with Middle-Market Tenants Small-Scale Net Leased Properties  E-commerce resistant  Profit centers essential to tenant’s operations  Customers must visit to receive service/experience  Longer lease term  Unit-level financial reporting  Include contractual rent increases  Increases diversification  Deeper pool of potential buyers  Greater alternative uses Small-scale net leased properties are easier to divest and re-let in comparison to larger properties Service-oriented and experience-based businesses are performing well in the current economic environment and increasing store counts Targeted Investment Strategy Based on Decades of Experience Management’s Investment Discipline Has Been Refined Over Multiple Decades of Managing Assets Through Various Credit Cycles Access to growth capital for middle- market businesses is limited and results in attractive risk- adjusted returns

Investor Presentation – May 20215 Seek to be the Capital Provider of Choice Maintain Direct Relationships with Our Tenants and Actively Seek to Leverage Our Relationships to Identify New Investment Opportunities Relationship-Based Sourcing 1. Percentage of portfolio cash ABR as of March 31, 2021 that was acquired from parties who previously engaged in one or more transaction with a senior management team member. Exclusive of Initial Portfolio. 2. Percentage of portfolio cash ABR as of March 31, 2021 that was attributable to internally originated sale-leaseback transactions. Exclusive of Initial Portfolio. Repeat Business Through Existing Senior Management Relationships1 85.3% Internally Originated Sale- Leaseback Transactions2 84.4% Tenant Relationships 42.4% Underwriting Methodology Industry View • Determine the relevant competitive factors and long-term viability of the industry, avoiding industries subject to long-term functional obsolescence Credit of the Tenant • Perform detailed credit reviews of the financial condition of all proposed tenants to determine their financial strength and flexibility Unit-Level Profitability • Evaluate the profitability of the business operated at our real estate locations through rent coverage ratios and historical financials Real Estate Valuation • Identify whether the underlying real estate is commercially desirable and suitable for use by different tenants

Investor Presentation – May 20216 New Vintage Portfolio is Focused on Targeted Industries Our Portfolio is the Result of a Disciplined Adherence to Investing in Properties Leased to Service-Oriented and Experience-Based Businesses with Unit-Level Reporting Investment Properties (#)1 1,240 Square Footage (mm) 10.8 Tenants (#) 259 Industries (#) 17 States (#) 43 Weighted Average Remaining Lease Term (Years) 14.3 Master Leases (% of Cash ABR) 59.9% Sale-Leaseback (% of Cash ABR)2,3 84.4% Unit-Level Rent Coverage 3.0x Unit-Level Financial Reporting (% of Cash ABR) 98.2% Leased (%) 99.1% Top 10 Tenants (% of Cash ABR) 20.2% Average Investment Per Property ($mm) $2.2 1. Includes two undeveloped land parcels and 127 properties that secure mortgage loans receivable. 2. Exclusive of Initial Portfolio. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Portfolio Highlights March 31, 2021 Tenant Industry Diversification • E-Commerce Resistant: 95% of cash ABR comes from service-oriented and experience-based tenants • Focus on 17 Industries: Results in greater sector expertise and more efficient underwriting and asset management • Long WALT Limits Near-Term Cash Flow Erosion: <1% and <5% of our ABR expires through 2023 and 2025, respectively • Highly Transparent with No Legacy Issues: 98.2% unit-level reporting; investment program started in June 2016 Car Washes 14.9% Quick Service 13.6% Early Childhood Education 13.4% Medical / Dental 12.4% Auto Service 8.6% C-Stores 7.9% Casual Dining 4.3% Equipment Rental and Sales 3.2% Family Dining 2.9% Pet Care Services 1.8% Other Services 1.5% Health and Fitness 5.0% Entertainment 3.6% Movie Theatres 2.2% Grocery 1.6% Home Furnishings 1.2% Building Materials 1.9% Service 84.5%

Portfolio Summary

Our Top 10 Tenants Operate 230 Properties and Represent 20.2% of Cash ABR

Top 10 Tenants

Top 10 Tenants[1,2]	Properties	% of Cash ABR
Captain D's	74	2.6%
Cadence Education	23	2.5%
Equipment Share	16	2.4%
Mister	13	2.3%
Couche-Tard / Circle K	34	2.0%
amc	5	1.8%
Mavis Tires & Brakes	19	1.8%
Malvern School	13	1.7%
Zaxby's	20	1.6%
Driver's Edge Complete Tire & Auto Service	13	1.5%
Top 10 Tenants	**230**	**20.2%**
Total	**1,240**	**100.0%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[3]	Building SqFt	Rent Per SqFt[4]
Car Washes	Service	$ 28,827	14.9%	119	558,339	$ 50.75
Quick Service	Service	26,356	13.6%	333	896,960	29.34
Early Childhood Education	Service	25,937	13.4%	113	1,176,431	21.69
Medical / Dental	Service	23,977	12.4%	141	1,036,054	23.06
Automotive Service	Service	16,599	8.6%	115	799,574	20.76
Convenience Stores	Service	15,296	7.9%	138	551,526	27.73
Casual Dining	Service	8,227	4.3%	56	345,028	24.24
Equipment Rental and Sales	Service	6,147	3.2%	26	500,710	12.27
Family Dining	Service	5,516	2.9%	38	222,737	25.33
Pet Care Services	Service	3,528	1.8%	35	258,280	17.24
Other Services	Service	3,114	1.5%	19	207,883	15.72
Service Subtotal		**$ 163,524**	**84.5%**	**1,133**	**6,553,522**	**$ 25.07**
Health and Fitness	Experience	9,648	5.0%	25	1,004,189	9.61
Entertainment	Experience	6,966	3.6%	18	647,483	10.76
Movie Theatres	Experience	4,167	2.2%	6	293,206	14.21
Experience Subtotal		**$ 20,781**	**10.8%**	**49**	**1,944,878**	**$ 10.68**
Grocery	Retail	3,017	1.6%	17	648,374	4.65
Home Furnishings	Retail	2,399	1.2%	5	267,729	8.96
Retail Subtotal		**$ 5,416**	**2.8%**	**22**	**916,103**	**$ 5.91**
Building Materials	Other	3,748	1.9%	23	1,257,017	2.98
Total/Weighted Average		**$ 193,469**	**100.0%**	**1,227**	**10,671,520**	**$ 18.15**

1. Represents tenant, guarantor or parent company.
2. Our Zaxby's concentration is with multiple franchises under the same ownership. Our Driver's Edge concentration is with GB Auto Service, Inc., which operates Driver's Edge and other auto service brands.
3. Property count includes 127 properties that secure mortgage loans receivable, but excludes two undeveloped land parcels and 11 vacant properties as of March 31, 2021.
4. Calculation excludes properties with no annualized base rent and properties under construction.

7 Investor Presentation – May 2021 ESSENTIAL PROPERTIES

Investor Presentation – May 20218 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% C C C + B - B B + B B - B B B B + B B B - B B B B B B + A - A A + A A - % o f C as h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20 21 20 22 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 Th er ea fte r % o f C as h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 31.1% Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of March 31, 2021 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.2% Corporate-Level Financial Reporting 98.3% Both Unit-Level and Corporate-Level Financial Information 98.0% No Financial Information 1.6% Rent Coverage Ratio (x) Rent Coverage Ratio (x) ≥ 2.00x 56.6% Not Reported 1.8% 1.50x to 1.99x 16.7% 1.00x to 1.49x 10.7% < 1.00x 14.2% 31.1% Disciplined Underwriting Leading to Healthy Portfolio Metrics 98.2% of Unit-Level Reporting Provides (Near) Real-Time Tenant Visibility

Investor Presentation – May 20219 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross purchase price for the property plus transaction costs. 3. GAAP rent for the first twelve months after the investment divided by the gross purchase price for the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loan receivables collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Investments1 2Q’19 3Q’19 4Q’19 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 Number of Transactions 32 28 41 32 11 19 33 22 Property Count 91 139 94 63 13 50 108 74 Avg. Investment per Unit (in 000s) $2,015 $1,174 $2,049 $2,551 $2,870 $2,866 $2,218 $2,650 Cash Cap Rates2 7.3% 7.5% 7.3% 7.1% 7.4% 7.1% 7.1% 7.0% GAAP Cap Rates3 8.1% 8.3% 8.0% 8.0% 8.1% 7.9% 7.7% 7.9% Master Lease %4,5 67% 73% 41% 54% 68% 79% 89% 79% Sale-Leaseback %4,6 65% 93% 81% 88% 100% 92% 88% 85% % of Financial Reporting4 100% 100% 99% 100% 100% 100% 100% 100% Rent Coverage Ratio 3.2x 3.2x 3.1x 2.7x 4.3x 2.8x 3.6x 3.0x Lease Term Years 15.3 16.6 16.3 16.1 16.7 17.6 16.3 16.1 $190,280 $173,590 $204,709 $167,490 $42,369 $148,877 $244,078 $197,816 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 In ve st m en t A ct iv ity ($ 00 0s ) Established and Proven Investment Infrastructure Scalable Platform Allows for Consistent Sourcing of Investment Activity at Attractive Yields without Sacrificing Underwriting Standards and Investment Focus Trailing 8-Quarter Average: $171,151

Investor Presentation – May 202110 1. Includes transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Property count excludes dispositions in which only a portion of the owned parcel is sold. 5. Excludes the prepayment of two mortgage loans receivable for $4.6 million. 6. Excludes one property sold pursuant to an existing tenant purchase option. Dispositions 2Q’195 3Q’19 4Q’19 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 Realized Gain/(Loss)1,2 1.3% 17.8% 8.5% 3.2% 6 29.5% (4.5%) (10.2%) 4.5% Cash Cap Rate on Leased Assets3 7.0% 6.7% 6.9% 7.1% 6 6.8% 7.0% 7.4% 7.1% Leased Properties Sold4 10 9 7 10 3 11 21 15 Vacant Properties Sold4 1 1 1 -- -- 3 2 1 Rent Coverage Ratio 1.5x 1.1x 1.7x 0.7x 1.3x 2.2x 2.3x 1.8x $26,804 $19,495 $15,229 $19,571 $3,420 $19,595 $39,042 $25,197 $0 $10,000 $20,000 $30,000 $40,000 D is po si tio n A ct iv ity ($ 00 0s )1 Active Asset Management Proactive Asset Management Mitigates Risk and Maximizes Risk-Adjusted Returns Dispositions Have Traded at Attractive Cap Rates: Since our inception in 2016 through 1Q ’21, we have sold 211 properties for net proceeds of $309 million. Of those, 167 properties were leased at the time of disposition and we achieved a weighted average cash cap rate of 6.8% on these sales, and the tenants had a weighted average coverage ratio of 1.8x. Trailing 8-Quarter Average: $21,044

Investor Presentation – May 202111 Low Leverage and Ample Liquidity to Drive Robust AFFO/sh Growth Ample Liquidity and Balance Sheet Capacity to Support External Growth • Strong Liquidity: We have $492mm in immediate liquidity as our pro forma1 1Q’21 balance sheet has $92mm in cash and full availability of our $400mm unsecured revolving credit facility • Flexible Debt Structure: We have no debt maturities until 20242 and 84% of our asset base is unencumbered • Low Leverage: Pro forma1 1Q’21 Net Debt / Annualized Adjusted EBITDAre was 4.1x • Accordions: We have $270mm of aggregate accordions through the $200mm accordion feature on our $400mm unsecured credit facility and the $70mm accordion feature on our term loan expiring in 2026 4.1x 4.9x 5.0x 5.2x 5.3x 5.3x 5.6x 5.8x 5.9x 5.9x EPRT ADC GTY O BNL FCPT NNN VER SRC STOR Net Debt + Preferred / EBITDAre (Net Debt plus Preferred-to-Adjusted Annualized EBITDAre1,3) 2021E AFFO per Share Growth4 12.1% 9.3% 8.0% 7.9% 7.8% 4.7% 4.6% 4.1% 3.2% 2.9% Source: Public filings, Factset, and SNL. Note: Market data as of June 4, 2021. Financial data as of March 31, 2021. 1. Pro forma adjustments have been made to reflect the impact of our April 2021 follow-on offering, which raised $185.5 million of net proceeds 2. Our unsecured credit facility expires in 2023, but has a one-year extension option at the Company’s election. 3. Companies may define adjusted annualized EBITDAre differently; accordingly, such data for these companies and EPRT may not be comparable. 4. 2021E AFFO per share growth is calculated using FactSet mean 2021E AFFO per share estimates and 2020A AFFO per share. BNL 2020A AFFO calculated using 4Q’20 AFFO, annualized, to adjust for timing of IPO. NNN 2020A AFFO of $2.68 excludes the net straight-line accrued rent impact of the rent deferrals (repayments) from the COVID-19 rent deferral lease amendment of $30mm for the year ended December 31, 2020.

Investor Presentation – May 202112 $3 $4 $5 $160 $200 $430 $0 $100 $200 $300 $400 $500 2021 2022 2023 2024 2025 2026 M at ur in g P rin ci pa l B al an ce ( $m m ) Secured ABS Notes Five-Year Unsecured Term Loan Seven-Year Unsecured Term Loan Revolving Credit Facility Availability Outstanding Revolving Credit Facility Debt Structure Allows for Capital Flexibility No Significant Debt Maturities Until 2024 Debt Maturity Schedule1,2 1. Pro forma adjustments have been made to our March 31, 2021, balance sheet to reflect the impact of our April 2021 follow-on offering, which raised $185.5 million of net proceeds. As of May 7, 2021, our unsecured revolving line of credit had no outstanding balance. 2. Maturity figures for our secured debt are based off our anticipated repayment schedule. 3. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021. • The Series 2017-1 Secured ABS notes: Anticipated repayment date is June 2024, but the notes can be prepaid without penalty starting on November 26, 2021. The weighted average interest rate on the notes is 4.2%. Our $400mm Unsecured Revolving Line of Credit had $0mm Outstanding1 $400 3

Differentiated Net Lease Portfolio

Portfolio Mix and Underlying Fundamentals are Favorable Relative to Peers

Service-Oriented & Experience-Based Industries (% of ABR)

Total Number of Tenant Industries[1]

2	3	17	37	117	56	28	55	42	32



100%
100%
95%
72%
64%
50%
43%
42%
42%
28%
FCPT
Getty Realty
VEREIT

Less Reliance on Top 10 Tenancy with Smaller Scale Properties (% of ABR)

Average Investment Per Property ($mm)[2]

$3.7	$6.4	$2.2	$3.8	$3.8	$2.8	$3.7	$3.7	$1.4	$2.8



18%
18%
20%
22%
27%
35%
35%
38%
81%
85%
VEREIT
Getty Realty
FCPT

Strong Unit-Level Coverage[3] & Transparency

% Unit-Level Financial Reporting[4]

85%	NR	98%	NR	NR	99%	50%	46%	NR	NR



4.1x
3.1x
3.0x
2.8x
2.7x
2.7x
2.6x
2.3x
NA
NA
FCPT
Getty Realty
VEREIT

Limited Intermediate-Term Lease Maturities

(% of Rent Expiring through 2025)

Weighted Average Lease Term (# of Years)

14.0	14.3	10.0	10.6	9.8	9.1	10.1	10.6	8.9	8.4



4%
4%
5%
10%
14%
15%
18%
20%
26%
33%
FCPT
Getty Realty
VEREIT

Source: Public filings and press releases.

Note: Company data based on most recent reported filings for period ending March 31, 2021. 'NR' means not reported. Companies may define service-oriented and experienced-based tenants differently, may calculate weighted average remaining lease term differently, may calculate unit-level coverage differently (including peers on a mean or median basis with EPRT representing a weighted average) and may calculate the percentage of their tenants reporting differently than EPRT. Accordingly, such data for these companies and EPRT may not be comparable.

1. Designations entitled "other" are counted as one industry, even though the "other" segment could represent multiple industries.
2. Investment value includes land and improvements, building and improvements, lease incentives, construction in progress, intangible lease assets, loans and direct financing lease receivables and real estate investments held for sale, all at cost.
3. EPRT, GTY, O, SRC and STOR coverage based on four-wall.
4. VER property level sales data was collected for 90.9% of retail and restaurant properties required to provide unit level sales reports, representing 45.6% of retail and restaurant properties owned.

13 Investor Presentation – May 2021 ESSENTIAL PROPERTIES

Relative Valuation and Growth

EPRT's Projected AFFO/sh Growth is Sector Leading

2021E AFFO per Share Multiple[1]


21.9x
20.7x
20.1x
18.8x
18.2x
18.1x
16.9x
16.8x
16.1x
15.3x

2021E AFFO per Share Growth[2]


12.1%
9.3%
8.0%
7.9%
7.8%
4.7%
4.6%
4.1%
3.2%
2.9%

2022E AFFO per Share Multiple[3]


19.7x
19.3x
19.0x
17.6x
17.2x
17.1x
16.5x
16.1x
15.4x
14.6x

2022E AFFO per Share Growth[4]


11.6%
7.0%
7.0%
6.7%
5.8%
5.2%
4.9%
4.7%
4.3%
1.8%

Source: Public filings, FactSet and SNL.
Note: Market data as of June 4, 2021.

1. 2021E AFFO per share multiple calculated using current price per share and FactSet mean 2021E AFFO per share estimates.
2. 2021E AFFO per share growth is calculated using FactSet mean 2021E AFFO per share estimates and 2020A AFFO per share. BNL 2020A AFFO calculated using 4Q20 AFFO, annualized, to adjust for timing of IPO. NNN 2020A AFFO of $2.68 excludes the net straight-line accrued rent impact of the rent deferrals (repayments) from the COVID-19 rent deferral lease amendment of $30mm for the year ended December 31, 2020.
3. 2022E AFFO per share multiple calculated using current price per share and FactSet mean 2022E AFFO per share estimates.
4. 2022E AFFO per share growth is calculated using FactSet mean 2022E AFFO per share estimates and FactSet mean 2021E AFFO per share estimates.

14 Investor Presentation – May 2021 ESSENTIAL PROPERTIES

Appendix

Investor Presentation – May 202116 COVID-19: Virtually No Remaining Impact on Portfolio Rent Collection and Deferral Information Note: Ratios are based on percentage of Cash ABR as of June 4, 2021. 1. Percentages may not add up due to rounding. 2. Recognized rent deferrals are included in revenue on our income statement while non-recognized rent deferrals are accounted for on a non-accrual basis and are not included in revenue unless collected in cash. 3. Uncollected contractual cash rents from non-accrual tenants that were not subject to a lease deferral in the period. 4. Rent that has either been lost due to lease termination or abated temporarily. Reported Period April May Rent Collection1 Paid 98% 99% Deferred 1% 1% -- Recognized2 1% 1% -- Non-Recognized2 0% 0% Other 1% <1% -- Unresolved Rent3 1% <1% -- Lost / Abated4 0% 0%

Investor Presentation – May 202117 1. Based on cash ABR as of March 31, 2021. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is reasonably not determinable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 80.2% 1.6% Every 2 years 2.0 1.5 Every 3 years 0.6 0.0 Every 4 years 0.4 1.0 Every 5 years 10.8 1.7 Other escalation frequencies 5.3 1.1 Flat 0.6 0.0 Total / Weighted Average 100.0% 1.5% Contractual Fixed 95% CPI 5% Flat 1% Leasing Summary Lease Escalations

Investor Presentation – May 202118 Three Months Ended March 31, (in thousands, except share and per share data) 2021 2020 (Unaudited) (Unaudited) Revenues: Rental revenue1,2 $ 45,432 $ 39,542 Interest on loans and direct financing leases 3,105 1,938 Other revenue 15 7 Total revenues 48,552 41,487 Expenses: General and administrative3 6,431 7,536 Property expenses4 1,414 373 Depreciation and amortization 15,646 13,012 Provision for impairment of real estate 5,722 373 Provision for loan losses 38 468 Total expenses 29,251 21,762 Other operating income: Gain on dispositions of real estate, net 3,788 1,875 Income from operations 23,089 21,600 Other (expense)/income: Loss on repayment of secured borrowings5 — (924) Interest expense (7,678) (6,833) Interest income 20 231 Income before income tax expense 15,431 14,074 Income tax expense 56 31 Net income 15,375 14,043 Net income attributable to non-controlling interests (80) (84) Net income attributable to stockholders $ 15,295 $ 13,959 Basic weighted-average shares outstanding 106,986,308 90,322,402 Basic net income per share $ 0.14 $ 0.15 Diluted weighted-average shares outstanding 108,055,741 91,332,297 Diluted net income per share $ 0.14 $ 0.15 1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $169 and $192 for the three months ended March 31, 2021 and 2020, respectively. 2. Includes reimbursable income from the Company’s tenants of $453 and $165 for the three months ended March 31, 2021 and 2020, respectively. 3. During the three months ended March 31, 2020, includes non-recurring expenses of $652 for costs and charges incurred in connection with the departure of one of our executive officers. 4. Includes reimbursable expenses from the Company’s tenants of $452 and $165 for the three months ended March 31, 2021 and 2020, respectively. 5. Includes the write-off of $924 of deferred financing costs during the three months ended March 31, 2020. Financial Summary – 1Q’21 Consolidated Statements of Operations

Investor Presentation – May 202119 Three months ended March 31, (unaudited, in thousands except per share amounts) 2021 2020 Net income $ 15,375 $ 14,043 Depreciation and amortization of real estate 15,621 12,988 Provision for impairment of real estate 5,722 373 Gain on dispositions of real estate, net (3,788) (1,875) Funds from Operations 32,930 25,529 Other non-recurring expenses1 — 1,576 Core Funds from Operations 32,930 27,105 Adjustments: Straight-line rental revenue, net (3,644) (3,191) Non-cash interest expense 479 534 Non-cash compensation expense 1,595 1,291 Other amortization expense 1,105 434 Other non-cash charges 36 468 Capitalized interest expense (20) (95) Transaction costs — 67 Adjusted Funds from Operations $ 32,481 $ 26,613 Net income per share2: Basic $ 0.14 $ 0.15 Diluted $ 0.14 $ 0.15 FFO per share2: Basic $ 0.31 $ 0.28 Diluted $ 0.30 $ 0.28 Core FFO per share2: Basic $ 0.31 $ 0.30 Diluted $ 0.30 $ 0.30 AFFO per share2: Basic $ 0.30 $ 0.29 Diluted $ 0.30 $ 0.29 1. Includes non-recurring expenses of $652 for accruals of severance payments and acceleration of non-cash compensation expense in connection with the departure of one of our executive officers and our $924 loss on repayment of secured borrowings during the three months ended March 31, 2020. 2. Calculations exclude $119 and $130 from the numerator for the three months ended March 31, 2021 and 2020, respectively, related to dividends paid on unvested RSAs and RSUs. Financial Summary – 1Q’21 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Investor Presentation – May 202120 (in thousands, except share and per share amounts) March 31, 2021 December 31, 2020 ASSETS (Unaudited) (Audited) Investments: Real estate investments, at cost: Land and improvements $ 790,395 $ 741,254 Building and improvements 1,631,763 1,519,665 Lease incentive 14,192 14,297 Construction in progress 4,029 3,908 Intangible lease assets 83,030 80,271 Total real estate investments, at cost 2,523,409 2,359,395 Less: accumulated depreciation and amortization (150,835) (136,097) Total real estate investments, net 2,372,574 2,223,298 Loans and direct financing lease receivables, net 176,025 152,220 Real estate investments held for sale, net — 17,058 Net investments 2,548,599 2,392,576 Cash and cash equivalents 42,842 26,602 Restricted cash 1,974 6,388 Straight-line rent receivable, net 41,475 37,830 Rent receivables, prepaid expenses and other assets, net 27,827 25,406 Total assets $ 2,662,717 $ 2,488,802 LIABILITIES AND EQUITY Secured borrowings, net of deferred financing costs $ 170,161 $ 171,007 Unsecured term loans, net of deferred financing costs 626,450 626,272 Revolving credit facility 138,000 18,000 Intangible lease liabilities, net 10,046 10,168 Dividend payable 26,398 25,703 Derivative liabilities 20,893 38,912 Accrued liabilities and other payables 16,486 16,792 Total liabilities 1,008,434 906,854 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020 — — Common stock, $0.01 par value; 500,000,000 authorized; 109,171,639 and 106,361,524 issued and outstanding as of March 31, 2021 and IIIDecember 31, 2020, respectively 1,092 1,064 Additional paid-in capital 1,753,847 1,688,540 Distributions in excess of cumulative earnings (88,635) (77,665) Accumulated other comprehensive loss (19,248) (37,181) Total stockholders' equity 1,647,056 1,574,758 Non-controlling interests 7,227 7,190 Total equity 1,654,283 1,581,948 Total liabilities and equity $ 2,662,717 $ 2,488,802 Financial Summary – 1Q’21 Consolidated Balance Sheets

Investor Presentation – May 202121 Three Months Ended (unaudited, in thousands) March 31, 2021 Net income $ 15,375 Depreciation and amortization 15,646 Interest expense 7,678 Interest income (20) Income tax expense 56 EBITDA 38,735 Provision for impairment of real estate 5,722 Gain on dispositions of real estate, net (3,788) EBITDAre 40,669 Adjustment for current quarter re-leasing, acquisition and disposition activity1 2,987 Adjustment to exclude other non-recurring activity2 123 Adjusted EBITDAre - Current Estimated Run Rate 43,779 General and administrative 6,431 Adjusted net operating income ("NOI") 50,210 Straight-line rental revenue, net1 (3,374) Other amortization expense 1,105 Adjusted Cash NOI $ 47,941 Annualized EBITDAre $ 162,676 Annualized Adjusted EBITDAre $ 175,116 Annualized Adjusted NOI $ 200,840 Annualized Adjusted Cash NOI $ 191,764 1. These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate made during the three months ended March 31, 2021 had occurred on January 1, 2021. 2. Adjustment excludes the $38 adjustment to our provision for loan loss and an $85 write-off of receivables from prior periods. Financial Summary – 1Q’21 GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics

Financial Summary – 1Q'21

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)		March 31, 2021	Rate[1]	Maturity[2]
Secured debt:				
Series 2017-1, Class A	$	156,522	4.10%	3.2 years
Series 2017-1, Class B		15,669	5.11%	3.2 years
Total secured debt		172,191	4.19%	3.2 years
Unsecured debt:				
$200mm term loan		200,000	3.26%	3.0 years
$430mm term loan		430,000	3.02%	5.7 years
Revolving credit facility[3]		138,000	1.36%	2.0 years
Total unsecured debt		768,000	2.79%	4.3 years
Gross debt		940,191	3.04%	4.1 years
Less: cash & cash equivalents		(42,842)		
Less: restricted cash available for future investment		(1,974)		
Net debt		895,375		
Equity:				
Preferred stock		—		
Common stock & OP units (109,725,486 shares @ $22.83/share as of 3/31/21)[4]		2,505,033		
Total equity		2,505,033		
Total enterprise value ("TEV")	$	3,400,408		
Pro forma adjustments to Net Debt and TEV:[5]				
Net debt	$	895,375		
Less: Cash received – April 2021 follow-on offering		(185,500)		
Pro forma net debt		709,875		
Total equity		2,505,033		
Common stock – April 2021 follow-on offering (8,222,500 shares @ $22.83/share as of 3/31/21)		187,720		
Pro forma TEV	$	3,402,628		
Net Debt / TEV		26.3%		
Net Debt / Annualized Adjusted EBITDA*re*		5.1x		
Pro Forma Net Debt / Pro Forma TEV		20.9%		
Pro Forma Net Debt / Annualized Adjusted EBITDA*re*		4.1x		

1. Interest rates are presented after giving effect to our interest rate swap agreements, where applicable.
2. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024.
3. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
4. Common equity & units as of March 31, 2021, based on 109,171,639 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.
5. Pro forma adjustments have been made to reflect the impact of our April 2021 follow-on offering of common stock. On April 15, 2021, we issued 8,222,500 shares of common stock for net proceeds of $185.5 million

22 Investor Presentation – May 2021 ESSENTIAL PROPERTIES

Investor Presentation – May 202123 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation – May 202124 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation – May 202125 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.